SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                             Form 8-K


          Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934

  Date of Report (Date of earliest event reported) December 31, 1997


                      COVEST BANCSHARES, INC.


                      -----------------------

        (Exact name of registrant as specified in its charter)

    DELAWARE                     0-20160                 36-3820609
    --------                    ---------                ----------
(State or other                (Commission File            (IRS
Employer jurisdiction            Number)           Identification No.)
No.)




           749 Lee Street, Des Plaines, Illinois     60016
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        (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (847) 294-6500









Item 5.	OTHER EVENTS

On Wednesday, December 31, 1997, the Company issued a press release announcing that it will provide an additional provision for possible loan losses during the fourth quarter, 1997.

The text of the press release is attached hereto as Exhibit 99.1.


Item 7.	Exhibit 99.1

Dated:  December 31, 1997







                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 31, 1997



                          By:    /s/ Larry G. Gillie
                          Name:  Larry G. Gillie
                          Title: President &
                                       Chief Executive Officer


                          By:    /s/ Paul A. Larsen
                          Name:  Paul A. Larsen
                          Title: Senior Vice President &
                                       Chief Financial Officer















Exhibit 99.1

DES PLAINES, IL, Dec. 31, 1997    CoVest Bancshares, Inc. announced today
that its CoVest Banc subsidiary will provide an additional $2,400,000 to the Reserve For Possible Loan Losses during the fourth quarter of 1997.
In keeping with the restructuring of the balance sheet and the recent conversion of CoVest Banc from a thrift to a commercial bank, the Corporation reevaluated its methodology in providing for possible loan losses.
Loan mix, rescoring of credit card portfolio, and recent loan loss experience were the driving considerations behind this decision.

This addition will provide a total Reserve for Possible Loan Losses of approximately $4,100,000, which will be in excess of one percent of total
outstanding loans.   This provision will result in a loss for the fourth
quarter, 1997.

As of September 30, 1997, CoVest Bancshares had consolidated assets of $527.5 million, and the Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.